UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2009

Show Me Ethanol, LLC

(Exact name of registrant as specified in its charter)

Missouri	000-52614	20-4594551
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P. O. Box 9 26530 Highway 24 East,

Carrollton, Missouri 64633

(660) 542-6493

(Address of principal executive offices and telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Hanson, age 50, was appointed General Manager of Show Me Ethanol, LLC (the “Company”) on August 11, 2009. As General Manager, Mr. Hanson is the principle executive officer of the Company. He has served in such capacity on a temporary basis since July 22, 2009, following the resignation of Dennis Alt. Mr. Hanson has served as the Company’s Chief Financial Officer since April 22, 2009 and will continue to act as Chief Financial Officer concurrent with his serving as General Manager. Prior to employment with the Company, Mr. Hanson was Corporate Controller for FCStone Group, Inc. since August 2007 and from January 2002 until August 2007 Mr. Hanson was a Division Controller for FCStone, LLC. He is a Certified Public Accountant. Mr. Hanson and his family had no prior business relationship or affiliation with the Company or any executive officer or director of the Company prior to his employment with the Company on April 22, 2009. Mr. Hanson and his family have had no prior business relationship or affiliation with the Company or any executive officer or director since April 22, 2009 other than his direct employment as Chief Financial Officer. He is an at-will employee of the Company without an employment contract. He earns a total annual salary of $125,000 in his combined roles as General Manager and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2009	Show Me Ethanol, LLC

	By:	/s/Richard Hanson
Name: Richard Hanson
Title: General Manager and Chief Financial Officer